Exhibit 99.1

Contact:
Rick Matthews
Rubenstein Communications, Inc.
212-843-8267

SL GREEN REALTY CORP.
NAMES BETSY ATKINS AS AN INDEPENDENT DIRECTOR

New York, NY – April 3, 2015 – SL Green Realty Corp (NYSE: SLG) today announced that Betsy Atkins has been appointed as an Independent Director to the Company’s Board of Directors.

Ms. Atkins is a venture capital investor focused primarily on technology, renewable sciences and life sciences, and she has founded and led companies in several other industries as well.  She is the former Chairman and Chief Executive Officer of Clear Standards, Inc., a provider of enterprise carbon management and sustainability solutions that was acquired in 2009 by SAP AG, a business software company.  Among other positions, she also served as CEO of NCI Inc., a neutraceutical food manufacturer that created healthy snacks on behalf of major consumer brands.

“Betsy Atkins is a highly successful entrepreneur and business leader who is experienced at serving on the Boards of important high-profile companies,” said Stephen L. Green, Chairman of the Board. “She will be a welcome addition.  Our company continues to grow and prosper as a major economic force in the industry and in the New York City region. Betsy’s joining the Board satisfies one of our key objectives, which is to build upon our existing group of outstanding independent directors, who bring a diversity of expert knowledge, creative thinking and overall background to the boardroom table.”

Ms. Atkins currently serves on the Boards of Directors of Darden Restaurants, Schneider Electric, HD Supply, and Polycom, Inc. She is the Chairman of the SAP AG Advisory Board and a member of the ZocDoc Advisory Board.

Ms. Atkins, a successful entrepreneur and business executive, also is a recognized expert on corporate governance. She authored the book “Behind Boardroom Doors: Lessons from a Corporate Director.”  She also has written articles or has been interviewed in media outlets such as Corporate Board Member, Business Ethics, Directors and Boards, Bloomberg BusinessWeek and Forbes. She was a Presidential Appointee to the Pension Benefit Guarantee Corporation, was an expert witness in the Adelphia bankruptcy and chaired the Special Litigation Committee at HealthSouth Corporation.

In addition to her Corporate Board activities, Ms. Atkins serves as a Director of the Florida International University Medical School and is a member of the Council on Foreign Relations.

She is a Magna Cum Laude, Phi Beta Kappa graduate of the University of Massachusetts.

About SL Green Realty Corp.

SL Green Realty Corp., an S&P 500 company and New York City's largest office landlord, is a fully integrated real estate investment trust, or REIT, that is focused primarily on acquiring, managing and maximizing the value of Manhattan commercial properties. As of December 31, 2014, SL Green held interests in 101 Manhattan buildings totaling 42.4 million square feet. This included ownership interests in 28.0 million square feet of commercial buildings and debt and preferred equity investments secured by 14.4 million square feet of buildings. In addition to its Manhattan investments, SL Green held ownership interests in 36 suburban buildings totaling 5.9 million square feet in Brooklyn, Long Island, Westchester County, Connecticut and New Jersey. For more information, please visit: http://slgreen.com/

Forward-looking Statement

This press release includes certain statements that may be deemed to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be covered by the safe harbor provisions thereof. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, are forward-looking statements. Forward-looking statements are not guarantees of future performance and we caution you not to place undue reliance on such statements. Forward-looking statements are generally identifiable by the use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend," "project," "continue," or the negative of these words, or other similar words or terms.

Forward-looking statements contained in this press release are subject to a number of risks and uncertainties, many of which are beyond our control, that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by forward-looking statements made by us. Factors and risks to our business that could cause actual results to differ from those contained in the forward-looking statements are described in our filings with the Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of future events, new information or otherwise.

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